UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 14, 2005

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50715	76-0644935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300

Houston, Texas 77060

(Address of Principal Executive Offices) (Zip Code)

(281) 999-9091

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2005, Transmeridian Exploration, Inc. (“TEI”), a wholly-owned subsidiary of Transmeridian Exploration Incorporated (the “Company”), entered into a share sale and purchase agreement with Seeria Alliance Ltd. pursuant to which TEI will purchase 100% of the authorized and issued shares of Bramex Management, Inc. (“Bramex”). Bramex owns the 50% of JSC CaspiNeft TME (“CaspiNeft”) not currently owned by TEI. The Company operates the South Alibek Field in Kazakhstan through TEI’s present interest in CaspiNeft under a joint operating agreement with Bramex. Upon the closing of the transaction, which is expected to occur on or about December 23, 2005, TEI will own 100% of the authorized and issued shares of CaspiNeft.

The terms of the agreement require TEI to pay a total of $168 million at the closing, of which approximately $42 million is to repay bank indebtedness owed by CaspiNeft and the remainder represents the purchase price for the shares of Bramex.

The agreement, which is governed by English law, contains representations and warranties, pre- and post-closing covenants and indemnification provisions that are customary for transactions of this nature. Closing of the transaction is subject to several conditions, including release of liens on the shares and assets of CaspiNeft, receipt of necessary government approvals and other customary conditions.

On October 20, 2005, the Company issued a press release announcing the share sale and purchase agreement (see Exhibit 99.1 hereto).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2005, the Board of Directors of the Company appointed Edward G. Brantley as Vice President and Chief Accounting Officer, effective as of September 26, 2005. Prior to joining the Company, Mr. Brantley was employed for over five years by Pride International, Inc., an international oilfield services company, where he served in several capacities, including Treasurer and Vice President and Chief Accounting Officer.

On October 20, 2005, the Company issued a press release announcing Mr. Brantley’s appointment (see Exhibit 99.1 hereto).

Item 7.01 Regulation FD Disclosure.

On October 20, 2005, the Company issued a press release announcing that TEI, its wholly-owned subsidiary, had entered into a share sale and purchase agreement with Seeria Alliance Ltd. pursuant to which TEI will purchase 100% of the authorized and issued shares of Bramex (see Exhibit 99.1 hereto).

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Number	Exhibit
99.1	Press release, dated October 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: October 20, 2005	By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press release, dated October 20, 2005